UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WATERMARK LODGING TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

VOTE TODAY IN THE WATERMARK LODGING TRUST SPECIAL MEETING OF STOCKHOLDERS Below please find a video message from Watermark Lodging Trust Chairman and CEO Michael Medzigian reminding you to vote in the upcoming WLT Special Meeting of Stockholders, which will be held to approve matters related to the proposed merger of WLT with private real estate funds managed by affiliates of Brookfield Asset Management, providing stockholders with cash liquidity. Your vote is very important for the completion of this transaction. A stockholder not casting a ballot or abstaining has the same effect as voting against the cash liquidity transaction. Vote Now! Additional Resource Materials Stockholder Brochure Webcast Replay Proxy Statement For more information, please contact Investor Relations at 1 (855) WLT REIT (958-7348) or IR@watermarklodging.com The closing of the transaction is subject to the satisfaction of various customary closing conditions, including the approval of WLT stockholders, and cannot be assured. If you no longer wish to receive email correspondence, you may unsubscribe at any time. Watermark Lodging Trust, Inc., 150 North Riverside Plaza, Suite 4200, Chicago IL 60606